As filed with the Securities and Exchange Commission on August 3, 2006

Registration No. 333-•

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CTRIP.COM INTERNATIONAL, LTD.

(Exact name of registrant as specified in its charter)

Cayman Islands	7389	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3F, Building 63-64

No. 421 Hong Cao Road

Shanghai 200233, People’s Republic of China

(8621) 3406-4880

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ctrip.com International, Ltd. 2005 Employees’ Stock Option Plan

(Full Title of the Plans)

CT Corporation System

111 Eighth Avenue

New York, New York 10011

(212) 664-1666

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David T. Zhang

Latham & Watkins LLP

41st Floor, One Exchange Square

8 Connaught Place, Central

Hong Kong S.A.R., China

(852) 2522-7886

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Ordinary Shares, $0.01 par value per share (3)	1,776,647	$22.8417	$40,581,635
Ordinary Shares, $0.01 par value per share (3)	1,223,353	$50.4000	$61,656,991
Totals	3,000,000	—	$102,238,626	$10,940

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement includes an indeterminate number of additional shares which may be offered and issued to prevent dilution from stock splits, stock dividends or similar transactions as provided in the above-referenced plans.
(2)	These shares are offered under the 2005 Employees’ Stock Option Plan. Pursuant to Rule 457(h)(1), the maximum aggregate offering price is calculated as the sum of (a) the product of 1,776,647 shares issued or issuable upon the exercise of options granted under the plan as of July 31, 2006 multiplied by the weighted average exercise price of approximately $22.8417 per share, which equal to an aggregate offering price of $40,581,635, and (b) the product of the remaining 1,223,353 shares under the plan for future issuance multiplied by the average of the high and low prices for the Registrant’s American Depositary Shares (each representing one share), or ADSs, as quoted on the Nasdaq Global Market on July 31, 2006, or $50.40, which equal to an aggregate offering price of $61,656,991.
(3)	These shares may be represented by the Registrant’s ADSs, each of which represents one ordinary share. The Registrants’ ADSs issuable upon deposit of the ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (333-110459), as amended.

INCORPORATION OF PREVIOUS REGISTRATION STATEMENT

Pursuant to the General Instruction E of Form S-8, Ctrip.com International, Ltd. (the “Registrant”) is filing this registration statement on Form S-8 with the Securities and Exchange Commission (the “Commission”) to include an additional 3,000,000 ordinary shares under its Ctrip.com International, Ltd. 2005 Employees’ Stock Option Plan. Pursuant to Instruction E, the contents of the Registrant’s Form S-8 Registration Statement No. 333-116567 filed with the Commission on June 17, 2004 are hereby incorporated by reference, except as revised in Part II of this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are incorporated by reference herein:

(a) The Registrant’s annual report on Form 20-F for the year ended December 31, 2005, filed with the Commission on June 26, 2006.

(b) The Register’s current reports on Form 6-K, filed with the Commission on May 18, 2006.

(c) The description of the Registrant’s ordinary shares contained in its Registration Statement on Form 8-A (File No. 000-50483) filed with the Commission on November 25, 2003 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which incorporates by reference the description of the Registrant’s ordinary shares set forth under “Description of Share Capital” in the Registrant’s prospectus filed with the Commission on December 9, 2003 pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the “Securities Act”), including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 8. Exhibits.

Exhibit No.	Description
5.1	Opinion of Maples and Calder.

10.3	Ctrip.com International, Ltd. 2005 Employees’ Stock Option Plan.*

23.1	Consent of Maples and Calder (included in Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included on signature page hereto).

*	Incorporated herein by reference from the Registrant’s Registration Statement on Form F-2 filed with the Commission on December 8, 2004 (Registration No.: 333-121080).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Ctrip.com International, Ltd. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shanghai, People’s Republic of China, on August 3, 2006.

CTRIP.COM INTERNATIONAL, LTD.

By:	/s/ Min Fan
Name:	Min Fan
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Min Fan and Jane Jie Sun to act as his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, and supplements to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorneys-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement and power of attorney have been signed by the following persons in the following capacities on August 3, 2006.

Signature	Title

/s/ James Jianzhang Liang Name: James Jianzhang Liang	Chairman of the Board

/s/ Min Fan Name: Min Fan	Chief Executive Officer (principal executive officer)

Signature	Title

/s/ Jane Jie Sun Name: Jane Jie Sun	Chief Financial Officer (principal financial and accounting officer)

/s/ Neil Nanpeng Shen Name: Neil Nanpeng Shen	Director

/s/ Qi Ji Name: Qi Ji	Director

/s/ Gabriel Li Name: Gabriel Li	Director

/s/ JP Gan Name: JP Gan	Director

/s/ Suyang Zhang Name: Suyang Zhang	Director

/s/ Robert Stein Name: Robert Stein	Director

/s/ Yoshihisa Yamada Name: Yoshihisa Yamada	Director

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE

Under the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Ctrip.com International, Ltd., has signed this registration statement on Form S-8 and Power of Attorney in Newark, Delaware, on August 3, 2006.

Authorized U.S. Representative

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director, Puglisi & Associates

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Maples and Calder.

10.3	Ctrip.com International, Ltd. 2005 Employees’ Stock Option Plan.*

23.1	Consent of Maples and Calder (included in Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included on signature page hereto).

*	Incorporated herein by reference from the Registrant’s Registration Statement on Form F-2 filed with the Commission on December 8, 2004 (Registration No.: 333-121080).